                                                          Draft of June 6, 1995








===============================================================================






                        THE PEP BOYS-MANNY, MOE & JACK,
                                     Issuer
                                     ------

                                       TO

                   FIRST FIDELITY BANK, NATIONAL ASSOCIATION,
                                    Trustee



                            ------------------------




                                   INDENTURE





                           Dated as of June __, 1995

                                  $100,000,000
                               __% Notes Due 2005


===============================================================================

                             TABLE OF CONTENTS

                                                                         Page
                                                                         ----

ARTICLE I
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION. . . . . . . . .   1

    SECTION 101.   Definitions . . . . . . . . . . . . . . . . . . . . .   1
    SECTION 102.   Compliance Certificates and Opinions. . . . . . . . .  11
    SECTION 103.   Form of Documents Delivered to Trustee. . . . . . . .  12
    SECTION 104.   Acts of Holders . . . . . . . . . . . . . . . . . . .  13
    SECTION 105.   Notices, Etc., to Trustee and Company . . . . . . . .  14
    SECTION 106.   Notice to Holders; Waiver . . . . . . . . . . . . . .  14
    SECTION 107.   Conflict with Trust Indenture Act . . . . . . . . . .  15
    SECTION 108.   Effect of Headings and Table of Contents. . . . . . .  15
    SECTION 109.   Successors and Assigns. . . . . . . . . . . . . . . .  15
    SECTION 110.   Separability Clause . . . . . . . . . . . . . . . . .  15
    SECTION 111.   Benefits of Indenture . . . . . . . . . . . . . . . .  15
    SECTION 112.   Governing Law . . . . . . . . . . . . . . . . . . . .  15
    SECTION 113.   Legal Holidays. . . . . . . . . . . . . . . . . . . .  16

ARTICLE II
SECURITY FORM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

    SECTION 201.   Form Generally. . . . . . . . . . . . . . . . . . . .  16
    SECTION 202.   Form of Face of Security. . . . . . . . . . . . . . .  16
    SECTION 203.   Form of Reverse of Security . . . . . . . . . . . . .  19
    SECTION 204.   Form of Trustee's Certificate of Authentication . . .  20

ARTICLE III
THE SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

    SECTION 301.   Title and Terms . . . . . . . . . . . . . . . . . . .  22
    SECTION 302.   Denominations . . . . . . . . . . . . . . . . . . . .  22
    SECTION 303.   Execution, Authentication, Delivery and Dating. . . .  23
    SECTION 304.   Temporary Securities. . . . . . . . . . . . . . . . .  24
    SECTION 305.   Registration, Registration of  Transfer and Exchange.  24
    SECTION 306.   Mutilated, Destroyed, Lost and Stolen Securities. . .  26
    SECTION 307.   Payment of Interest; Interest Rights Preserved. . . .  27
    SECTION 308.   Persons Deemed Owners . . . . . . . . . . . . . . . .  29
    SECTION 309.   Cancellation. . . . . . . . . . . . . . . . . . . . .  29
    SECTION 310.   Computation of Interest . . . . . . . . . . . . . . .  29

ARTICLE IV.
SATISFACTION AND DISCHARGE . . . . . . . . . . . . . . . . . . . . . . .  30

    SECTION 401.   Satisfaction and Discharge of Indenture . . . . . . .  30
    SECTION 402.   Application of Trust Funds; Indemnification . . . . .  31
    SECTION 403.   Satisfaction, Discharge and Defeasance of Securities.  32

ARTICLE V
REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

    SECTION 501.   Events of Default . . . . . . . . . . . . . . . . . .  33
    SECTION 502.   Acceleration of Maturity; Recision and Annulment. . .  35
    SECTION 503.   Collection of Indebtedness and Suits for Enforcement
                   by Trustee. . . . . . . . . . . . . . . . . . . . . .  36
    SECTION 504.   Trustee May File Proofs of Claim. . . . . . . . . . .  37
    SECTION 505.   Trustee May Enforce Claims Without Possession of
                   Securities. . . . . . . . . . . . . . . . . . . . . .  38
    SECTION 506.   Application of Money Collected. . . . . . . . . . . .  38
    SECTION 507.   Limitation on Suits.. . . . . . . . . . . . . . . . .  39
    SECTION 508.   Unconditional Right of Holders to Receive Principal
                   and Interest. . . . . . . . . . . . . . . . . . . . .  40
    SECTION 509.   Restoration of Rights and Remedies. . . . . . . . . .  40
    SECTION 510.   Rights and Remedies Cumulative. . . . . . . . . . . .  40
    SECTION 511.   Delay or Omission Not Waiver. . . . . . . . . . . . .  40
    SECTION 512.   Control by Holders. . . . . . . . . . . . . . . . . .  41
    SECTION 513.   Waiver of Past Defaults.. . . . . . . . . . . . . . .  41
    SECTION 514.   Undertaking for Costs.. . . . . . . . . . . . . . . .  42
    SECTION 515.   Waiver of Stay or Extension Laws. . . . . . . . . . .  42

ARTICLE VI
THE TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

    SECTION 601.   Certain Duties and Responsibilities.. . . . . . . . .  42
    SECTION 602.   Notice of Defaults. . . . . . . . . . . . . . . . . .  44
    SECTION 603.   Certain Rights of Trustee . . . . . . . . . . . . . .  44
    SECTION 604.   Not Responsible for Recitals or Issuance of
                   Securities. . . . . . . . . . . . . . . . . . . . . .  45
    SECTION 605.   May Hold Securities . . . . . . . . . . . . . . . . .  46
    SECTION 606.   Money Held in Trust.. . . . . . . . . . . . . . . . .  46
    SECTION 607.   Compensation and Reimbursement. . . . . . . . . . . .  46
    SECTION 608.   Disqualification; Conflicting Interests.. . . . . . .  47
    SECTION 609.   Corporate Trustee Required; Eligibility . . . . . . .  47
    SECTION 610.   Resignation and Removal; Appointment of Successor . .  47
    SECTION 611.   Acceptance of Appointment by Successor. . . . . . . .  49
    SECTION 612.   Merger, Conversion, Consolidation
                   or Succession to Business . . . . . . . . . . . . . .  49
    SECTION 613.   Preferential Collection of Claims Against Company . .  50
    SECTION 614.   Appointment of Authenticating Agent . . . . . . . . .  55

ARTICLE VII
HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY. . . . . . . . . . . .  56

    SECTION 701.   Company to Furnish Trustee Names and Addresses of
                   Holders . . . . . . . . . . . . . . . . . . . . . . .  57
    SECTION 702.   Preservation of Information; Communications to
                   Holders . . . . . . . . . . . . . . . . . . . . . . .  57
    SECTION 703.   Reports by Trustee. . . . . . . . . . . . . . . . . .  57
    SECTION 704.   Reports by Company. . . . . . . . . . . . . . . . . .  59

ARTICLE VIII
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE . . . . . . . . . .  60

    SECTION 801.   Company May Consolidate, Etc., Only on Certain Terms.  60
    SECTION 802.   Successor Corporation Substituted.. . . . . . . . . .  61

ARTICLE IX
SUPPLEMENTAL INDENTURES. . . . . . . . . . . . . . . . . . . . . . . . .  62

    SECTION 901.   Supplemental Indentures Without Consent of Holders. .  62
    SECTION 902.   Supplemental Indentures with Consent of Holders.. . .  62
    SECTION 903.   Execution of Supplemental Indentures. . . . . . . . .  63
    SECTION 904.   Effect of Supplemental Indentures.. . . . . . . . . .  63
    SECTION 905.   Conformity with Trust Indenture Act.. . . . . . . . .  64
    SECTION 906.   Reference in Securities to Supplemental Indentures. .  64

ARTICLE X
COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

    SECTION 1001.  Payment of Principal and Interest.. . . . . . . . . .  64
    SECTION 1002.  Maintenance of Office or Agency.. . . . . . . . . . .  64
    SECTION 1003.  Money for Securities Payments to Be Held in Trust . .  65
    SECTION 1004.  Corporate Existence.. . . . . . . . . . . . . . . . .  66
    SECTION 1005.  [Intentionally Omitted].. . . . . . . . . . . . . . .  67
    SECTION 1006.  [Intentionally Omitted].. . . . . . . . . . . . . . .  67
    SECTION 1007.  Limitation Upon Liens.. . . . . . . . . . . . . . . .  67
    SECTION 1008.  Limitation Upon Sale and Leaseback Transactions . . .  69
    SECTION 1009.  Limitations Upon Permitting Restricted Subsidiaries
                   to become Non-Restricted Subsidiaries and
                   Non-Restricted Subsidiaries to become Restricted
                   Subsidiaries. . . . . . . . . . . . . . . . . . . . .  70
    SECTION 1010.  Defeasance of Certain Obligations . . . . . . . . . .  70
    SECTION 1011.  Waiver of Certain Covenants . . . . . . . . . . . . .  71

ARTICLE XI
REDEMPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . .  72

                   Section 1101.  No Right of Redemption. . . . .  . . .  72

                       THE PEP BOYS-MANNY, MOE & JACK


       Reconciliation and tie between Trust Indenture Act of 1939 and
                   Indenture, dated as of June ___, 1995


Trust Indenture                                                    Indenture
  Act Section                                                       Section

Section 310(a)(1)   . . . . . . . . . . . . . . . . . .   609
           (a)(2)   . . . . . . . . . . . . . . . . . .   609
           (a)(3)   . . . . . . . . . . . . . . . . . .   Not Applicable
           (a)(4)   . . . . . . . . . . . . . . . . . .   Not Applicable
           (b)      . . . . . . . . . . . . . . . . . .   608, 610
Section 311(a)      . . . . . . . . . . . . . . . . . .   613(a)
           (b)      . . . . . . . . . . . . . . . . . .   613(b)
Section 312(a)      . . . . . . . . . . . . . . . . . .   701, 702(a)
           (b)      . . . . . . . . . . . . . . . . . .   702(b)
           (c)      . . . . . . . . . . . . . . . . . .   702(c)
Section 313(a)      . . . . . . . . . . . . . . . . . .   703(a)
           (b)      . . . . . . . . . . . . . . . . . .   703(b)
           (c)      . . . . . . . . . . . . . . . . . .   703(a), 703(b)
           (d)      . . . . . . . . . . . . . . . . . .   703(c)
Section 314(a)      . . . . . . . . . . . . . . . . . .   704
           (b)      . . . . . . . . . . . . . . . . . .   Not Applicable
           (c)(1)   . . . . . . . . . . . . . . . . . .   102
           (c)(2)   . . . . . . . . . . . . . . . . . .   102
           (c)(3)   . . . . . . . . . . . . . . . . . .   Not Applicable
           (d)      . . . . . . . . . . . . . . . . . .   Not Applicable
           (e)      . . . . . . . . . . . . . . . . . .   102
Section 315(a)      . . . . . . . . . . . . . . . . . .   601(a)
           (b)      . . . . . . . . . . . . . . . . . .   602
           (c)      . . . . . . . . . . . . . . . . . .   601(b)
           (d)      . . . . . . . . . . . . . . . . . .   601(c)
           (d)(1)   . . . . . . . . . . . . . . . . . .  601(a)(1), 601(c)(1)
           (d)(2)   . . . . . . . . . . . . . . . . . .  601(c)(2)
           (d)(3)   . . . . . . . . . . . . . . . . . .  601(c)(3)
           (e)      . . . . . . . . . . . . . . . . . .  514
Section 316(a)(1)(A). . . . . . . . . . . . . . . . . .  502, 512
           (a)(1)(B). . . . . . . . . . . . . . . . . .  513
           (a)(2)   . . . . . . . . . . . . . . . . . .  Not Required
           (b)      . . . . . . . . . . . . . . . . . .  508
           (c)      . . . . . . . . . . . . . . . . . .  512
Section 317(a)(1)   . . . . . . . . . . . . . . . . . .  503
           (a)(2)   . . . . . . . . . . . . . . . . . .  504
           (b)      . . . . . . . . . . . . . . . . . .  1003
Section 318(a)      . . . . . . . . . . . . . . . . . .  107

- ------------------------
NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

          INDENTURE, dated as of June __, 1995, between The Pep Boys-Manny, Moe & Jack, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the "Company"), having its principal office at 3111 West Allegheny Avenue, Philadelphia, Pennsylvania 19132, and First Fidelity Bank, National Association, Philadelphia, Pennsylvania, as Trustee (herein called the "Trustee").


                                   ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

          SECTION 101.    Definitions
                          -----------

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

          (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          Certain terms, used principally in Article Six, are defined in that Article.

          "Act" when used with respect to any Holder, has the meaning specified in Section 104.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Attributable Debt" means in respect of a Sale and Leaseback Transaction referred to in Section 1008, at the time of determination, the present value (discounted at the actual rate of interest of such transaction) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such arrangement (including any period for which such lease has been extended or may, at the option of the lessor, be extended). The term "net rental payments" under any lease for any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.

          "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Securities.

          "Authorized Newspaper" means a newspaper of general circulation in the relevant area, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays. Whenever successive weekly publications in an Authorized Newspaper are required hereunder they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or in different Authorized Newspapers.

          "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board to which the powers of that board have been lawfully delegated.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day", when used with respect to any place of payment designated pursuant to Section 1002, means any day which is not a Saturday, a Sunday, or a day on which banks and trust companies in that place of payment are authorized or obligated by law, regulation or executive order to remain closed.

          "Capital Lease" means any lease of property which, in accordance with generally accepted accounting principles, should be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet; and "Capitalized Lease Obligation" means the amount of the liability which should be so capitalized or disclosed.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

          "Company Request" or "Company Order" means, respectively, a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Consolidated" when used with respect to any of the terms defined herein refers to such terms as reflected in a consolidation of the accounts of the Company and its Restricted Subsidiaries in accordance with generally accepted accounting principles.

          "Corporate Trust Office" means the principal office of the Trustee in Philadelphia, Pennsylvania, at which at any particular time its corporate trust business shall be administered.

          "corporation" includes corporations, associations, companies and business trusts.

          "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulted Interest" has the meaning specified in Section 307.

          "Depositary" means, with respect to the Securities issuable or issued in whole or in part in the form of one or more Global Securities, initially The Depository Trust Company, a limited-purpose trust company organized under the Banking Law of the State of New York ("DTC"), or any successor Depositary which shall succeed DTC pursuant to the applicable provisions of Article III of this Indenture.

          "Event of Default" has the meaning specified in Section 501.

          "Exempted Debt" means the sum of the following items outstanding as of the date Exempted Debt is being determined: (i) Indebtedness for money borrowed of the Company and its Restricted Subsidiaries incurred after the date of this Indenture and secured by liens created or assumed or permitted to exist pursuant to Section 1007(b) (excluding Indebtedness incurred in connection with pollution control financings and industrial revenue bond financings), and (ii) Attributable Debt of the Company and its Restricted Subsidiaries in respect of all Sale and Leaseback Transactions entered into pursuant to Section 1008(b).

          "Funded Debt" of any Person means Indebtedness, whether incurred, assumed or guaranteed, maturing by its terms more than one year from the date of creation thereof or which is extendable or renewable at the sole option of the obligor in such manner that it may become payable more than one year from the date of creation thereof.

          "Global Security" means a Security evidencing all or part of the Securities, issued to the Depositary or its nominee and registered in the name of such Depositary or nominee.

          "Holder" means a Person in whose name a Security is registered in the Security Register.

          "Indebtedness" of any Person means, without duplication, indebtedness for borrowed money and all indebtedness under purchase money mortgages or other purchase money liens or conditional sales or similar title retention agreements, in each case where such indebtedness has been created, incurred, assumed or guaranteed by such Person or where such Person is otherwise liable therefor, and indebtedness for borrowed money secured by any mortgage, pledge or other lien or encumbrance upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness.

          "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof including, for all purposes of this instrument, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Security.

          "Investment" means and includes any investment in stock, evidences of indebtedness, loans or advances, however made or acquired, but shall not include accounts receivable of the Company or of any Restricted Subsidiary arising from transactions in the ordinary course of business, or any evidences of indebtedness, loans or advances made in connection with the sale to any Restricted Subsidiary of accounts receivable of the Company or any Restricted Subsidiary arising from transactions in the ordinary course of business of the Company or any Restricted Subsidiary.

          "Net Tangible Assets" of any Person means the total amount of assets (less depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset accounts under generally accepted accounting principles) which under generally accepted accounting principles would be included on a balance sheet, after deducting therefrom (i) all liability items except Funded Debt, Capitalized Lease Obligations, stockholders' equity and reserves for deferred income taxes, and
   (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each such case would be so included on such balance sheet.

          "Non-Restricted Subsidiary" means (i) any Subsidiary which, subject to
   Section 1009, shall be designated by the Board of Directors or by duly authorized officers of the Company as a Non-Restricted Subsidiary, and (ii) any other Subsidiary of which the majority of the voting stock is owned directly or indirectly by one or more Non-Restricted Subsidiaries.

          "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

          "Operating Assets" means all merchandise inventories, furniture, fixtures and equipment (including all transportation and warehousing equipment but excluding office equipment and data processing equipment) owned or leased pursuant to Capital Leases by the Company or a Restricted Subsidiary.

          "Operating Property" means all real property and improvements thereon owned or leased pursuant to Capital Leases by the Company or a Restricted Subsidiary constituting, without limitation, any store, warehouse, service center or distribution center wherever located, provided that such term shall not include any store, warehouse, service center or distribution center which the Company's Board of Directors declares by resolution not to be of material importance to the business of the Company and its Restricted Subsidiaries. Operating Property is treated as having been "acquired" on the date the Operating Property is placed in operation by the Company or a Restricted Subsidiary after the later of (a) its acquisition from a third party, including a Non-Restricted Subsidiary, (b) completion of its original construction or (c) completion of its substantial reconstruction, renovation, remodeling or expansion (whether or not constituting an Operating Property prior to such reconstruction, renovation, remodeling or expansion).

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be reasonably acceptable to the Trustee.

          "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

            (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

           (ii) Securities for whose payment money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; and

          (iii) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

   provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the Pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

          "Paying Agent" means the Company or any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Predecessor Security" of any Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

          "Regular Record Date" for the interest payable on any Interest Payment Date on the Securities means the date specified for that purpose as contemplated by Section 301.

          "Responsible Officer", when used with respect to the Trustee, means any officer within the Corporate Trust Office (or any successor group of the Trustee) including any vice president, any assistant vice president, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Subsidiary" means any Subsidiary of which the majority of voting stock is owned by the Company; provided, however, that the Board of Directors or duly authorized officers of the Company may, subject to and in accordance with Section 1009, designate any Non-Restricted Subsidiary as a Restricted Subsidiary and any Restricted Subsidiary as a Non-Restricted Subsidiary.

          "Securities" means the __% Notes Due 2005 of the Company authenticated and delivered under this Indenture.

          "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

          "Senior Funded Debt" means all Funded Debt except Subordinated Funded Debt.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

          "Stated Maturity", when used with respect to the Securities or any installment of principal thereof or interest thereon, means the date specified in the Security as the fixed date on which the principal of the Security or such installment of principal or interest is due and payable.

          "Subordinated Funded Debt" means any unsecured Indebtedness of the Company which is expressly made subordinate and junior in rank and right of payment to the Securities and such other Indebtedness of the Company as may be specified or characterized in the instruments evidencing the Subordinated Funded Debt or the indenture or other similar instrument under which it is issued (which indenture or other instrument shall be binding on all holders of such Subordinated Funded Debt) (the Securities and any other Indebtedness of the Company to which the Subordinated Funded Debt is subordinate and junior being hereinafter in this paragraph called "Superior Debt") by provisions not substantially more favorable to the holders of the Subordinated Funded Debt than the following:

            (i) in the event of any insolvency or bankruptcy proceedings, any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, then the holders of Superior Debt shall be entitled to receive payment in full of all principal and interest on all Superior Debt before the holders of the Subordinated Funded Debt are entitled to receive any payment on account of principal or interest upon the Subordinated Funded Debt, and to that end (but subject to the power of a court of competent jurisdiction to make other equitable provisions reflecting the rights conferred by the provisions of the Subordinated Funded Debt upon the Superior Debt and the holders thereof with respect to the Subordinated Funded Debt and the holders thereof by a lawful plan or reorganization under applicable bankruptcy or insolvency law) the holders of Superior Debt shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities or by set-off or otherwise, which may be payable or deliverable in any such proceedings in respect of the Subordinated Funded Debt, except securities which are subordinate and junior in right of payment to the payment of all Superior Debt then outstanding;

           (ii) in the event that any Subordinated Funded Debt is declared due and payable before its expressed maturity because of the occurrence of an event of default with respect to such Subordinated Funded Debt (under circumstances when the provisions of the foregoing clause (i) shall not be applicable), the holders of the Superior Debt outstanding, at the time such Subordinated Funded Debt so becomes due and payable because of such occurrence of such an event of default, shall be entitled to receive payment in full of all principal and interest on all Superior Debt before the holders of such Subordinated Funded Debt are entitled to receive any payment on account of the principal or interest upon such Subordinated Funded Debt except payments at the expressed maturity of such Subordinated Funded Debt, current interest payments as provided in such Subordinated Funded Debt, payments pursuant to any mandatory sinking fund (or analogous provision) in respect of such Subordinated Funded Debt, and payments for the purpose of curing any such event of default;

          (iii) in the event that (x) there shall have occurred a default in the payment of the principal of or interest on any Superior Debt, or (y) there shall have occurred any other event of default with respect to any Superior Debt permitting the holders thereof to accelerate the maturity thereof and if written notice thereof shall have been given to the Company by a holder or holders of such Superior Debt or their representative or representatives or trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Superior Debt may have been issued, or (z) the payment hereinafter referred to would itself constitute an event of default with respect to any Superior Debt, then, in any such case, unless or until such event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company on account of principal of or interest on any Subordinated Funded Debt (whether pursuant to any sinking fund or otherwise) or on account of the purchase or other acquisition of any Subordinated Funded Debt; and

           (iv) no holder of Superior Debt or trustee for such holder shall be prejudiced in his or her right to enforce subordination of the Subordinated Funded Debt by any act or failure to act on the part of the Company;

   provided, however, that the Subordinated Funded Debt may provide that the foregoing provisions are solely for the purposes of defining the relative rights of the holders of Superior Debt on the one hand, and the holders of the Subordinated Funded Debt on the other hand, and that nothing therein shall impair, as between the Company and the holders of the Subordinated Funded Debt, the obligation of the Company, which is unconditional and absolute, to pay to the holders thereof the principal thereof and interest thereon in accordance with its terms, nor shall anything therein prevent the holders of the Subordinated Funded Debt from exercising all remedies otherwise permitted by applicable law or thereunder upon default thereunder, subject to the rights under clauses (i), (ii) and (iii) above of holders of Superior Debt to receive cash, property or securities otherwise payable or deliverable to the holders of the Subordinated Funded Debt; and provided, further, that the Subordinated Funded Debt may provide that, insofar as a trustee or paying agent for such Subordinated Funded Debt is concerned, the foregoing provisions shall not prevent the application by such trustee or paying agent of any moneys deposited with such trustee or paying agent for the purpose of the payment of or on account of the principal and interest on such Subordinated Funded Debt if such trustee or paying agent did not have knowledge at the time of such application that such payment was prohibited by the foregoing provisions.

          "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each such Person who is then a Trustee hereunder.

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as in force at the date as of which this instrument was executed, except as provided in Section 905; provided that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

          "U.S. Government Obligations" means direct obligations of the United States for the payment of which its full faith and credit is pledged, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States and the payment of which is unconditionally guaranteed by the United States.

          "Vice President" when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

          SECTION 102.    Compliance Certificates and Opinions.
                          -------------------------------------

          Except as otherwise expressly provided by this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than certificates provided pursuant to Section 704(4)) shall include:

          (1) a statement that each such individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          SECTION 103.    Form of Documents Delivered to Trustee.
                          ---------------------------------------

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate of opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments, under this Indenture, they may, but need not, be consolidated and form one Instrument.

          SECTION 104.    Acts of Holders.
                          ----------------

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The ownership of Securities shall be proved by the Security Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every further Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

          SECTION 105.    Notices, Etc., to Trustee and Company.
                          --------------------------------------

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (and, where specified, in the form so specified) to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration Department, or

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

          SECTION 106.    Notice to Holders; Waiver.
                          --------------------------

          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

          In case, by reason of suspension of publication of any Authorized Newspaper, or by reason of any other cause, it shall be impossible to make publication of any notice in an Authorized Newspaper or Authorized Newspapers as required by this Indenture, then such method of publication or notification as shall be made with the approval of the Trustee shall constitute a sufficient publication of such notice.

          SECTION 107.    Conflict with Trust Indenture Act.
                          ----------------------------------

          If any provision hereof limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

          SECTION 108.    Effect of Headings and Table of Contents.
                          -----------------------------------------

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 109.    Successors and Assigns.
                          -----------------------

          All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

          SECTION 110.    Separability Clause.
                          --------------------

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 111.    Benefits of Indenture.
                          ----------------------

          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 112.    Governing Law.
                          --------------

          This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws as applied in such state.

          SECTION 113.    Legal Holidays.
                          ---------------

          In any case where any Interest Payment Date or Stated Maturity of any Security shall not be a Business Day at any place of payment designated pursuant to Section 1002, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal need not be made at such place of payment on such date, but may be made on the next succeeding Business Day at such place of payment with the same force and effect as if made on the Interest Payment Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date or Stated Maturity, as the case may be.


                                   ARTICLE II

                                 SECURITY FORM

          SECTION 201.    Form Generally.
                          ---------------

          The Securities shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

          The Trustee's certificates of authentication shall be in substantially the form set forth in this Article.

          The Securities shall be typed, printed, lithographed, photocopied or engraved or produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their section of such Securities.

          SECTION 202.    Form of Face of Security.
                          -------------------------

          The form of the face of the Global Securities shall be as set forth below; (If a Security is issued in definitive form, the form of such definitive security will be identical to the form of the face of the Global Security, except that the three legends appearing immediately beneath the title of the Security shall be omitted):

                   THE PEP BOYS - MANNY, MOE & JACK

                          --% Notes Due 2005

          THIS NOTE IS A REGISTERED GLOBAL NOTE AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY ("DTC").

          UNLESS THIS REGISTERED GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM, THIS REGISTERED GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC, OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC, OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.


   No. ________________                                $______________

   CUSIP NO. __________


     The Pep Boys-Manny, Moe & Jack, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________, or registered assigns, the principal sum of
   ____________________ Dollars on ________ __, 2005, and to pay interest thereon from ________________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on _________ and _____ __, in each year, commencing___________________________
   ___________ ____at the rate of __% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the__________ or __________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, or at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

   Dated:

                                       THE PEP BOYS-MANNY, MOE & JACK


                                       By_____________________________________


   Attest:

   _________________________

          SECTION 203.    Form of Reverse of Security.
                          ----------------------------

          The form of the reverse of the Securities shall be as set forth below:

          This Security is one of a duly authorized issue of securities of the Company designated as its __% Notes Due 2005 (herein called the "Securities") limited in aggregate principal amount to $100,000,000, issued and to be issued under an Indenture, dated as of June __, 1995 (herein called the "Indenture"), between the Company and First Fidelity Bank, National Association, as Trustee (herein called the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

          The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Security and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.

          The Securities may not be redeemed prior to their maturity.

          If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations herein set forth, the transfer of this Security is registrable on the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentation of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          SECTION 204.    Form of Trustee's Certificate of Authentication.
                          ------------------------------------------------

          This is one of the Securities referred to in the within-mentioned Indenture.

                                 FIRST FIDELITY BANK,
                                 NATIONAL ASSOCIATION



                                 By:_______________________________________
                                    Authorized Officer


                                 Dated:____________________________________

                                  ARTICLE III

                                 THE SECURITIES

          SECTION 301.    Title and Terms.
                          ----------------

          The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $100,000,000 million, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, or 906.

          The Securities shall be known and designated as the __% Notes due 2005. Their Stated Maturity shall be _______ __, 2005. The Securities shall bear interest at the rate of __% per annum from _______ __, 1995, or from the most recent interest payment date to which interest has been paid, as the case may be, payable on _______ __, 1995, and semiannually thereafter on ______ __ and _______ __ of each year to the Person in whose name the Security or any Predecessor Security is registered at the close of business on the ______ __ or ______ __ next preceding such interest payment date until the principal thereof is paid or duly provided for.

          The principal of, and interest on, the Securities shall be payable, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, the City of New York or at such other office or agency of the Company as may be maintained for such purpose; provided, however, that, at the option of the Company, interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Registrar.

          The Securities are not redeemable prior to Stated Maturity.

          At the election of the Company, the entire indebtedness on the Securities or certain of the Company's Obligations and covenants and certain Events of Default thereunder may be defeased as provided in Article IV.

          SECTION 302.    Denominations.
                          --------------

          The Securities shall be issuable only in fully registered form without coupons and in denominations of $1,000 and any integral multiple thereof.

          SECTION 303.    Execution, Authentication, Delivery and Dating.
                          -----------------------------------------------

          The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

          Securities bearing the manual or facsimile signatures of individual who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities for original issue in an aggregate principal amount of up to $100,000,000, as provided in this Indenture and not otherwise.

          Each Security shall be dated the date of its authentication.

          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309 together with a Company Order (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) directing such cancellation and stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

          SECTION 304.    Temporary Securities.
                          ---------------------

          Pending the preparation of definitive Securities or a permanent Global Security, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities on a permanent Global Security in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

          If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities or beneficial interests in a permanent Global Security, as the case may be, upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authenticated denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities or beneficial interests in a permanent Global Security, as the case may be.


          SECTION 305.    Registration, Registration of Transfer and Exchange.
                          ----------------------------------------------------

          The Company shall cause to be kept at one of its offices or agencies maintained pursuant to Section 1002 a register or registers (being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Corporate Trust Office of the Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

          Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.

          At the option of the Holder, Securities (except Global Securities) may be exchanged for other Securities of a like aggregate principal amount and of a like Stated Maturity and with like terms and conditions, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

          Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for Securities in definitive form, a Global Security representing all or a portion of the Securities may not be transferred except as a whole by the Depositary or by a nominee of the Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          If at any time the Depositary for the Securities notifies the Company that it is unwilling or unable to continue as Depositary for the Securities or if at any time the Depositary for the Securities shall no longer be registered or in good standing under the Securities Exchange Act of 1934, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to the Securities. If a successor Depositary for the Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities, will authenticate and deliver, Securities in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities in exchange for such Global Security or Securities.

          The Company may at any time and in its sole discretion determine that the Securities issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities, will authenticate and deliver, Securities in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Securities in exchange for such Global Security or Securities.

          In any exchange provided for in either of the preceding two paragraphs, the Company will execute and the Trustee will authenticate and deliver Securities in definitive registered form in authorized denominations.

          Upon the exchange of a Global Security for Securities in definitive form, such Global Security shall be cancelled by the Trustee. Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary shall instruct the Trustee. The Trustee shall deliver such Securities to the persons in whose names such Securities are so registered.

          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 303, 304, or 906 not involving any transfer.

          SECTION 306.    Mutilated, Destroyed, Lost and Stolen Securities.
                          -------------------------------------------------

          If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

          Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          SECTION 307.    Payment of Interest; Interest Rights Preserved.
                          -----------------------------------------------

          Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

          Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a

        Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose name the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

          (2) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

          SECTION 308.    Persons Deemed Owners.
                          ----------------------

          Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          No holder of any beneficial interest in any Global Security held on its behalf by the Depositary shall have any rights under this Indenture with respect to such Global Security, and the Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall impair, as between the Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary as holder of any Security.

          SECTION 309.    Cancellation.
                          -------------

          All Securities surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued or sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be destroyed and a certificate of their destruction delivered to the Company, unless by Company Order the Company shall direct that cancelled Securities be returned to it.

          SECTION 310.    Computation of Interest.
                          ------------------------

          Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

                                  ARTICLE IV.

                           SATISFACTION AND DISCHARGE

          SECTION 401.    Satisfaction and Discharge of Indenture.
                          ----------------------------------------

          This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (1)  either

               (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and
             (ii) Securities for whose payment money has theretofore been deposited in trust, or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

               (B) all such Securities not theretofore delivered to the Trustee for cancellation

                     (i)  have become due and payable, or

                    (ii) will become due and payable at their stated Maturity within one year, or

                   (iii) are deemed paid and discharged pursuant to Section 403, as applicable,

   and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which become due and payable) or to the Stated Maturity, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614, and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section or if money or obligations shall have been deposited with or received by the Trustee pursuant to Section 403, the obligations of the Trustee under Section 402 and the last paragraph of
   Section 1003, shall survive.

          SECTION 402.    Application of Trust Funds; Indemnification.
                          --------------------------------------------

          (a) Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401, all money and U.S. Government Obligations deposited with the Trustee pursuant to Section 403 or 1010 and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee pursuant to Section 403 or 1010, shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the Trustee.

          (b) The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Section 403 or 1010 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

          (c) The Trustee shall deliver or pay to the Company from time to time upon Company Request any U.S. Government Obligations or money held by it as provided in Section 403 or 1010 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations or money were deposited or received. This provision shall not authorize the sale by the Trustee of any U.S. Government Obligations held under this Indenture.

          SECTION 403.    Satisfaction, Discharge and Defeasance of Securities.
                          -----------------------------------------------------

          The Company shall be deemed to have paid and discharged the entire indebtedness on all the Outstanding Securities on the 91st day after the date of the deposit referred to in Subparagraph (d) hereof, and the provisions of this Indenture, as it relates to such Outstanding Securities, shall no longer be in effect (and the Trustee, at the expense of the Company, shall at Company Request, execute proper instruments acknowledging the same), except as to:

          (a) the rights of Holders of Securities to receive, from the trust funds described in Subparagraph (d) hereof, payment of the principal of and each installment of principal of or interest on the Outstanding Securities on the Stated Maturity of such principal or installment of principal or interest;

          (b) the Company's obligations with respect to such Securities under Sections 305, 306, 1002 and 1003 and the Company's obligations with respect to the Trustee under Section 607; and

          (c) the rights, powers, trust and immunities of the Trustee hereunder and the duties of the Trustee under Section 402 and the duty of the Trustee to authenticate Securities issued on registration of transfer or exchange;

   provided that, the following conditions shall have been satisfied:

          (d) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of such Securities, cash in U.S. dollars (or such other money or currencies as shall then be legal tender in the United States) and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of and any interest on all the Securities on the dates such installments of interest or principal are due;

          (e) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound which breach, violation or default, in the case of any other such agreement or instrument, individually or in the aggregate, would have a material adverse effect upon the business of the Company and its Restricted Subsidiaries taken as a whole or upon this Company's ability to perform its obligations under this Section;

          (f) such provision would not cause any Outstanding Securities then listed on the New York Stock Exchange or other securities exchange to be delisted as a result thereof;

          (g) no Event of Default or event which with notice or lapse of time would become an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

          (h) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel to the effect that the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that Holders of the Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposits, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred; and

          (i) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this Section have been complied with.

                                   ARTICLE V

                                    REMEDIES

          SECTION 501.    Events of Default.
                          ------------------

          "Event of Default", wherever used herein means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

          (2) default in the payment of the principal of any Security at its Stated Maturity; or

          (3) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (4) a default under any bond, debenture, note or other evidence of indebtedness in excess of $10,000,000 for money borrowed by the Company or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness in excess of $10,000,000 for money borrowed by the Company (including this Indenture), whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the

   Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default and requiring the Company to cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

          (5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

          (6) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

          SECTION 502.    Acceleration of Maturity; Rescission and Annulment.
                          -------------------------------------------------

          If an Event of Default occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal amount of all of the

   Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

     At any time after such declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequence if

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (A)  all overdue interest on all Securities;

               (B) the principal of any Securities which have become due
             otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities;

               (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities; and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

          and

          (2) all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

   No such rescission shall affect any subsequent default or impair any right consequent thereon.

          SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.
                          ----------------------------------------------------

          The Company covenants that if

          (1) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 60 days, or

          (2) default is made in the payment of the principal of any Security at the Stated Maturity thereof,

   the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 504.    Trustee May File Proofs of Claim.
                          ---------------------------------

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest, if any) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

   and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 505. Trustee May Enforce Claims Without Possession of Securities.
                          ------------------------------------------------

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

          SECTION 506.    Application of Money Collected.
                          -------------------------------

          Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee, and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section 607; and

          SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively.

          SECTION 507.    Limitation on Suits.
                          --------------------

          No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60- day period by the Holders of a majority in principal amount of the Outstanding Securities;

   it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

          SECTION 508. Unconditional Right of Holders to Receive Principal and Interest.
                          ---------------------------------------------------

          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 307) interest on, such Security on the Stated Maturities expressed in such Security and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          SECTION 509.    Restoration of Rights and Remedies.
                          -----------------------------------

          If the Trustee or any Holder, as permitted hereunder, has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 510.    Rights and Remedies Cumulative.
                          -------------------------------

          Except as otherwise provided in Section 507 or with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 511.    Delay or Omission Not Waiver.
                          -----------------------------

          No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 512.    Control by Holders.
                          -------------------

          The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee provided that:

          (1) such direction shall not be in conflict with any rule of law or with this Indenture or expose the Trustee to personal liability, and

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities entitled to direct the time, method and place of conducting any such proceeding, or exercising any such trust or power, or to waive any past default pursuant to Section 513. If fixed, such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Securities furnished to the Trustee pursuant to Section 701 prior to such solicitation.

          SECTION 513.    Waiver of Past Defaults.
                          ------------------------

          The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

          (1) in the payment of the principal or interest, on any Security, not heretofore cured, or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

          SECTION 514.    Undertaking for Costs.
                          ----------------------

          All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the Stated Maturities expressed in such Security.

          SECTION 515.    Waiver of Stay or Extension Laws.
                          ---------------------------------

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE VI

                                  THE TRUSTEE

          SECTION 601.    Certain Duties and Responsibilities.
                          ------------------------------------

          (a)  Except during the continuance of an Event of Default,

               (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

               (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

               (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

          SECTION 602.    Notice of Defaults.
                          -------------------

          Within 90 days after the occurrence of any default hereunder, the Trustee shall transmit by mail to all Holders, as provided in Section 703(c), notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders; and provided, further, that in the case of any default of the character specified in
   Section 501(3), no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become an Event of Default.

          SECTION 603.    Certain Rights of Trustee.
                          --------------------------

          Subject to the provisions of Section 601:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order or as otherwise expressly provided herein and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          SECTION 604.    Not Responsible for Recitals or Issuance of
                          Securities
                          -------------------------------------------

          The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of the Securities or the proceeds thereof.

          SECTION 605.    May Hold Securities
                          -------------------

          The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

          SECTION 606.    Money Held in Trust.
                          --------------------

          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

          SECTION 607.    Compensation and Reimbursement.
                          -------------------------------

          The Company agrees

                    (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                    (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and/or the allocated costs of its in-house counsel), except any such expense, disbursement or advance as may be attributable to any action or failure to act by the Trustee that breaches the applicable standard of care relating thereto; and

                    (3) to indemnify the Trustee and any of its agents designated in accordance with this Indenture for, and to hold each of them harmless against any loss, liability or expense incurred unless incurred in connection with any action or failure to act by the Trustee that breaches the applicable standard of care relating thereto, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          When the Trustee incurs expenses or renders services after an Event of Default, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law.

          The provisions of this Section shall survive the termination of this Indenture.

          SECTION 608.    Disqualification; Conflicting Interests.
                          ----------------------------------------

          The Trustee shall be subject to the provisions of Section 310(b) of the Trust Indenture Act. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act.

          SECTION 609.    Corporate Trustee Required; Eligibility.
                          ----------------------------------------

          There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia or a corporation or other Person permitted to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000 and which is subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee. If at any time the Trustee shall cease to be eligible in accordance with the provision of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          SECTION 610.    Resignation and Removal; Appointment of Successor.
                          --------------------------------------------------

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Trustee and to the Company.

          (d)  If at any time:

                    (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                    (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                    (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, unless the Trustee's duty to resign is stayed as provided herein, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees and shall comply with the applicable requirements of
   Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by
   Section 611, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities and the address of its Corporate Trust Office.

          SECTION 611.    Acceptance of Appointment by Successor.
                          ---------------------------------------

          In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

          SECTION 612. Merger, Conversion, Consolidation or Succession to Business.
                          ---------------------------------------------------

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

          SECTION 613.    Preferential Collection of Claims Against Company.
                          --------------------------------------------------

          The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 310(b) of the Trust Indenture Act. A trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

          SECTION 614.    Appointment of Authenticating Agent.
                          ------------------------------------

          At any time when any of the Securities remains Outstanding the Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon exchange or registration of transfer or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $100,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

          The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

          If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

          This is one of the Securities described in the within-mentioned Indenture.

                          FIRST FIDELITY BANK,
                            NATIONAL ASSOCIATION



                          By___________________________
                              As Authenticating Agent



                          By___________________________
                              Authorized Officer

                                  ARTICLE VII

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

          SECTION 701.    Company to Furnish Trustee Names and Addresses of
                          Holders.
                          -------------------------------------------------

          The Company will furnish or cause to be furnished to the Trustee:

          (a) semi-annually, not more than 15 days after the Regular Record Date for the payment of interest, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of a date not more than 15 days prior to time such information is furnished, and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

   provided no such list need be furnished if the Trustee shall be the Security Registrar.

          SECTION 702.    Preservation of Information; Communications to
                          Holders.
                          -----------------------------------------------

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701, the names and addresses of such Holders received by the Trustee in its capacity as Security Registrar and the names and addresses of such Holders filed with it within the two preceding years pursuant to Section 703(c)(2). The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

          (b) Holders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holder with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of Section 312(c) of the Trust Indenture Act.

          SECTION 703. Reports by Trustee.
                       -------------------

          (a) If such report is required by Section 313 of the Trust Indenture Act, within 60 days after each __________, beginning with the _______________ following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such ________ ______ that complies with Section 313(a) of the Trust Indenture Act. The Trustee also shall comply with Section 313(b) (2), (c) and (d) of the Trust Indenture Act.

          (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.

          SECTION 704.    Reports by Company.
                          -------------------

          The Company shall:

          (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and submit to the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to
        Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (3) transmit by mail to all Holders, as provided in Section 703(c), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.



                                  ARTICLE VIII

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

          SECTION 801.    Company May Consolidate, Etc., Only on Certain Terms.
                          -----------------------------------------------------

          The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

          (1) in case the Company shall consolidate with or merge into another corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

          (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

          (3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, the Company or such successor corporation or Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all indebtedness secured thereby; and

          (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

          SECTION 802.    Successor Corporation Substituted.
                          ----------------------------------

          Upon any consolidation or merger by the Company with or into any other corporation or any conveyance, transfer of lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                   ARTICLE IX

                            SUPPLEMENTAL INDENTURES

          SECTION 901.    Supplemental Indentures Without Consent of Holders
                          --------------------------------------------------

          Without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

          (2) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

          (3)  to add any additional Events of Default; or

          (4) to secure the Securities pursuant to the requirements of Section 1007 or otherwise; or

          (5) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture and which shall not adversely affect the interests of the Holders in any material respect.

          SECTION 902.    Supplemental Indentures with Consent of Holders.
                          ------------------------------------------------

          With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

          (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon, or change the place of payment where, or the coin or currency in which, any Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or

          (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

          (3) modify any of the provisions of this Section, Section 513 or
        Section 1011, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section and Sections 801 and 1011.

          It shall not be necessary for any act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          SECTION 903.    Execution of Supplemental Indentures.
                          -------------------------------------

               In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties, immunities or liabilities under this Indenture or otherwise.

          SECTION 904.    Effect of Supplemental Indentures.
                          ----------------------------------

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          SECTION 905.    Conformity with Trust Indenture Act.
                          ------------------------------------

          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

          SECTION 906.    Reference in Securities to Supplemental Indentures.
                          ---------------------------------------------------

          Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

                                   ARTICLE X

                                   COVENANTS

          SECTION 1001.   Payment of Principal and Interest.
                          ----------------------------------

          The Company covenants and agrees that it will duly and punctually pay the principal of, and interest on, the Securities in accordance with the terms of the Securities and this Indenture.

          SECTION 1002.   Maintenance of Office or Agency.
                          --------------------------------

          The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company hereby initially appoints the Corporate Trust Office of the Trustee as office or agency for each of said purposes. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          SECTION 1003.   Money for Securities Payments to Be Held in Trust.
                          --------------------------------------------------

          If the Company shall at any time act as its own Paying Agent it will, on or before each due date of the principal of or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

            (i) hold all sums held by it for the payment of the principal of or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

           (ii) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal or interest on the Securities; and

          (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent, and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or received by the Trustee in respect of obligations deposited with the Trustee pursuant to Section 403 or 1010, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in any Authorized Newspaper in each place of payment, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

          SECTION 1004.   Corporate Existence.
                          --------------------

          Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of its Restricted Subsidiaries and its and their rights (charter and statutory) and franchises; provided, however, that (1) the Company or any Restricted Subsidiary shall not be required to preserve any such right or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or of such Restricted Subsidiary and that the loss thereof is not disadvantageous in any material respect to the Holders, and (2) the Company shall not be required to preserve the corporate existence of any Restricted Subsidiary if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

          SECTION 1005.   [Intentionally Omitted].

          SECTION 1006.   [Intentionally Omitted].

          SECTION 1007.   Limitation Upon Liens.
                          ----------------------

          (a) The Company will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any Indebtedness secured by any mortgage, security interest, pledge, lien of other encumbrance upon, or any interest or title of any lessor, lender or other secured party to or under any Capital Lease with respect to, any Operating Property or Operating Asset of the Company or any Restricted Subsidiary, whether such Operating Property or Operating Asset is now owned or hereafter acquired (such mortgages, security interests, pledges, liens and other encumbrances being hereinafter called a "Mortgage" or "Mortgages"), except

            (1) Mortgages incurred or created in the ordinary course of business not arising in connection with Indebtedness that do not in the aggregate materially impair the use or value of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole,

            (2)  Mortgages existing on the date hereof,

            (3) Mortgages (other than Capital Leases) to secure the payment of all or any part of the purchase price or construction costs in respect of property or properties acquired by the Company or a Restricted Subsidiary after the date hereof securing indebtedness incurred prior to, at the time of, or within 360 days after, the acquisition of any such property or the completion of any such construction in the aggregate not in excess of the aggregate amount expended in the acquisition of such property or properties plus the aggregate amount expended for the improvements thereon,

            (4) Mortgages upon any property or assets owned by any Restricted Subsidiary when it becomes a Restricted Subsidiary,

            (5) Mortgages upon any property or assets of any corporation existing at the time such corporation is merged into or consolidated with the Company or any Restricted Subsidiary, or at the time of a sale, lease or other disposition of an entity as an entirety or substantially as an entirety to the Company or any Restricted Subsidiary,

            (6) Mortgages upon any property when the property is acquired by the Company or a Restricted Subsidiary,

            (7) Mortgages to secure the payment of all or any part of the cost of improvements to any property owned by the Company or a Restricted Subsidiary,

            (8) the extension, renewal or replacement of any Mortgage permitted by Subparagraph (2), (3), (4), (5), (6) or (7), but only if the principal amount of Indebtedness secured by the Mortgage immediately prior thereto is not increased and the Mortgage is not extended to other property,

            (9) Mortgages for taxes or other governmental charges either not yet delinquent or nonpayment of which is being contested in good faith by appropriate proceedings, provided enforcement of any lien has been stayed,

           (10) Mortgages arising out of any final judgment for the payment of money aggregating not in excess of $10,000,000,

           (11) Mortgages created by or relating to any legal proceeding or final judgment which at the time is being contested in good faith by appropriate proceedings, provided enforcement of any lien has been stayed,

           (12) easements or similar encumbrances, the existence of which do not impair the use of the property subject thereto for the purposes for which it is held or was acquired,

           (13) Mortgages securing Indebtedness of a Restricted Subsidiary to the Company or to another Restricted Subsidiary,

   without in any such case effectively providing concurrently with the issuance, assumption or guarantee of any such Indebtedness that the Securities (together with, if the Company shall so determine, any other

   Indebtedness ranking equally with such Securities) shall be secured equally and ratably with such Indebtedness.

          (b) Notwithstanding the provisions of Subsection (a) of this Section 1007, the Company or any Restricted Subsidiary may create or assume Mortgages (including Capital Leases) in addition to those permitted by Subsection (a) of this Section 1007, and renew, extend or replace such Mortgages; provided that, at the time of such creation, assumption, renewal, extension or replacement, and after giving effect thereto, Exempted Debt does not exceed 15% of the Consolidated Net Tangible Assets.

          SECTION 1008.   Limitation Upon Sale and Leaseback Transactions
                          -----------------------------------------------

          (a) The Company will not, nor will it permit any Restricted Subsidiary to, enter into any arrangements with any Person (other than the Company or a Restricted Subsidiary) providing for the leasing by the Company or any Restricted Subsidiary of any Operating Property or Operating Asset now owned or hereafter acquired which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person with the intention of taking back a lease of such property (a "Sale and Leaseback Transaction") unless (i) such transaction involves a lease or right to possession or use for a temporary period not to exceed three years following such sale, by the end of which it is intended that the use of such property by the lessee will be discontinued, (ii) the Company or a Restricted Subsidiary would, on the effective date of such transaction, be entitled, pursuant to the provisions of Section 1007(a) hereof, to issue, assume or guarantee Indebtedness secured by a Mortgage on such property at least equal in amount to the Attributable Debt in respect of such Sale and Leaseback Transaction without equally and ratably securing the Securities, or (iii) if the proceeds of such sale (a) are equal to or greater than the fair market value of such property, and (b) are applied within 360 days to either the purchase or acquisition of fixed assets or equipment used in the operation of its business or the construction of improvements on real property or to the repayment of Senior Funded Debt of the Company or any Restricted Subsidiary.

          (b) Notwithstanding the provisions of Subsection (a) of this Section 1008, the Company or any Restricted Subsidiary may enter into Sale and Leaseback Transactions in addition to those permitted by paragraph (a) of this Section 1008, and without any obligation to retire any Senior Funded Debt of the Company or a Restricted Subsidiary; provided that, at the time of

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   entering into such Sale and Leaseback Transactions, and after giving effect thereto, Exempted Debt does not exceed 15% of Consolidated Net Tangible
   Assets.

          SECTION 1009. Limitations Upon Permitting Restricted Subsidiaries to become Non-Restricted Subsidiaries and Non-Restricted Subsidiaries to become Restricted Subsidiaries.
                          ---------------------------------------------------

          (a) The Company will not permit any Restricted Subsidiary to be designated as or otherwise to become a Non-Restricted Subsidiary unless (i) the principal purpose of such Subsidiary is to engage in financing the operations of the Company or its Subsidiaries or both, and (ii) immediately after such Restricted Subsidiary becomes a Non-Restricted Subsidiary, it will not own, directly or indirectly, any capital stock of any other Restricted Subsidiary or any Mortgage on property of any other Restricted Subsidiary. The Company will promptly redesignate any Non-Restricted Subsidiary which ceases to meet the conditions specified above as a Restricted Subsidiary.

          (b) Promptly after the adoption of any Board Resolution designating a Restricted Subsidiary as a Non-Restricted Subsidiary or a Non-Restricted Subsidiary as a Restricted Subsidiary, or the making of any election by duly authorized officers of the Company to effect any such designation, a copy of such Board Resolutions or a written statement as to such designation signed by such officers shall be filed with the Trustee, together with an Officers' Certificate stating that the provisions of this Section 1009 have been complied with in connection with such designation, and, in case of the designation of a Restricted Subsidiary as a Non-Restricted Subsidiary, setting forth the name of each other Subsidiary (if any) which has become a Non-Restricted Subsidiary as a result of such designation.

          SECTION 1010.   Defeasance of Certain Obligations.
                          ----------------------------------

          The Company may omit to comply with any term, provision or condition set forth in Section 1007 through 1009, inclusive, provided that the following conditions shall have been satisfied:

          (1) With reference to this Section 1010, the Company has deposited or caused to be irrevocably deposited (except as provided in Section 403) with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders cash in U.S. dollars (or such other money or currencies as shall then be

                                       65
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        legal tender in the United States) and/or U.S. Government Obligations,
        which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of and any interest on all the Securities on the dates such installments of interest or principal are due;

          (2) Such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound which breach, violation or default, in the case of any other such agreement or instrument, individually or in the aggregate, would have a material adverse effect upon the business of the Company and its Restricted Subsidiaries taken as a whole or upon the Company's ability to perform its obligations under this Section;

          (3) No Event of Default or event which with notice or lapse of time would become an Event of Default (including by reason of such deposit) shall have occurred and be continuing on the date of such deposit;

          (5) The Company has delivered to the Trustee an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to Federal Income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

          (6) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this Section have been complied with.

          SECTION 1011.   Waiver of Certain Covenants.
                          ----------------------------

          The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1007 to 1009, inclusive, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision, covenant or condition, but no such waiver shall extend to or affect such term, provision, covenant or condition except to the extent so expressly waived and, until such waiver shall become effective, the

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   obligations of the Company and the duties of the Trustee in respect of any such term, provision, covenant or condition shall remain in full force and effect.


                                   ARTICLE XI

                            REDEMPTION OF SECURITIES

          Section 1101.   No Right of Redemption.
                          -----------------------

          The Securities may not be redeemed prior to their Stated Maturity.


                            *     *     *


          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seal to be hereunto affixed and attested, all as of the day and year first above written.

                                       THE PEP BOYS-MANNY, MOE & JACK



                                       By:___________________________________

   Attest:

   [SEAL]
                                       FIRST FIDELITY BANK,
                                        NATIONAL ASSOCIATION



                                       By:___________________________________

   Attest:

   [SEAL]

STATE OF _____________    )
                          :  ss.:
COUNTY OF ____________    )


          On the _____ day of ____________, 19___, before me personally came ____________, to me known, who, being by me duly sworn, did depose and say that he is ____________ of The Pep Boys-Manny, Moe & Jack, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                              ------------------------------


STATE OF _____________    )
                          :  ss.:
COUNTY OF ____________    )


          On the _____ day of ____________, 19___, before me personally came ____________, to me known, who, being by me duly sworn, did depose and say that he is ____________ of First Fidelity Bank, National Association, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                              ------------------------------